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                                Option Agreement
                                    under the
                           DecisionOne Holdings Corp.
                            Management Incentive Plan

                  Date of Grant:          August 7, 1997

                  Name of Optionee:

                  Number of Shares
                    Time Vesting:
                    Performance Vesting:

                  Option Price:           $20.6084/share

                  Expiration Date:        August 6, 2007


      DecisionOne Holdings Corp., a Delaware corporation (the "Company"), hereby grants to the above-named optionee (the "Optionee") a time vesting option (the "Time Vesting Option") and a performance vesting option (the "Performance Vesting Option" and, together with the Time Vesting Option, the "Options") to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value (the "Shares"), of the Company set forth above pursuant to the DecisionOne Holdings Corp. Management Incentive Plan (the "Plan"). This Time Vesting Option is intended to be treated as an Incentive Stock Option. The Performance Vesting Option is not intended to be treated as an Incentive Stock Option.

      Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan, or if not defined therein, in the Employment Agreement. The terms and conditions of the Option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

      1. The price at which each Share subject to this Option may be purchased shall be the price set forth above.
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      2. The number of Shares for which this Option may be exercised at any time through the Expiration Date set forth above shall be determined as follows, subject to the provisions of Sections 3 and 7.

      (a) On each of the first four anniversaries of the Date of Grant, 25% of the Time Vesting Option shall vest and become exercisable.

      (b) The Performance Vesting Option shall vest and become exercisable on the seventh anniversary of the Date of Grant.

      (c) Notwithstanding subsection (b) above, 25% of the Performance Vesting Option will vest on the thirtieth day following the availability of audited financial statements with respect to each of fiscal years 1998, 1999, 2000 and 2001, if the "Implied Equity Value" set forth below for the immediately preceding June 30 (each a "Valuation Date") is achieved:

            Valuation Date    Implied Equity Value

            June 30, 1998           $23.15
            June 30, 1999           $32.17
            June 30, 2000           $47.93
            June 30, 2001           $66.13

Any portion of the Performance Vesting Option which is not accelerated on a Valuation Date shall vest on the next subsequent Valuation Date if the Implied Equity Value set forth above is achieved for such subsequent Valuation Date. Implied Equity Value shall be calculated in accordance with Schedule A hereto.

      3. Except as provided in Section 7 hereof, this Option may not be exercised unless the Optionee is in the employ of the Company or a Subsidiary at the time of such exercise.

      4. The Optionee (or his representative, devisee or heir, as applicable) may exercise any portion of this Option which has become exercisable in accordance with the terms hereof as to all or any of the Shares then available for purchase by delivering to the Company written notice specifying:

            (i) the number of whole Shares to be purchased together with payment in full of the aggregate Option Price of such shares, provided that this Option may not be exercised for less than 100 Shares or the number of Shares remaining subject to this Option, whichever is smaller;


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            (ii) the address to which dividends, notices, reports, etc. are to be sent; and

            (iii) the Optionee's social security number.

Payment shall be in cash, by certified or bank cashier's check payable to the order of the Company, free from all collection charges, or in Shares (provided such shares shall have been held by the Optionee for at least six months unless the Committee determines in its sole discretion that such six-month holding period is not necessary to comply with any accounting, legal or any regulatory requirement) having a Fair Market Value equal to the full amount of the Option Price therefor, or such other form as may be permitted by the Committee. In addition, the Optionee may pay the Option Price, and/or satisfy any tax withholding obligations, by electing to have the Company withhold Shares which would otherwise be issued to the Optionee upon the exercise of the Option having a Fair Market Value equal to the full amount of the Option Price therefor. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares purchased upon exercise of the Option will be issued in the name of the Optionee or the Optionee's Permitted Transferee. The Optionee shall not be entitled to any rights as a stockholder of the Company in respect of any Shares covered by this Option until such shares of Stock shall have been paid for in full and issued to the Optionee.

      5. Certificates issued in respect of Shares acquired upon exercise of the Option shall, unless the Committee otherwise determines, be registered in the name of the Optionee or its Permitted Transferee and, so long as the Optionee continues to be governed by the provisions of any loan, shall be deposited by the Optionee or its Permitted Transferee, together with a stock power endorsed in blank, with the Company. When the Optionee ceases to be bound by the provisions of any loan, the Company shall deliver such certificates to the Optionee or its Permitted Transferee upon request. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of (i) the Securities Act of 1933, any state securities laws or any other applicable laws, (ii) the Investors' Agreement and (iii) any loan.

      6. This Option is personal to the Optionee and may be exercised only by the Optionee or his or her representative in the event of the Optionee's Disability or death. Any Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution and pursuant to Section 8(v) of the Plan. The vested portion of any Nonqualified Stock Option may be transferred pursuant to Section 8(v) of the Plan and to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive



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benefit of such Immediate Family Members or (iii) a partnership in which such
Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment or death of the Optionee set forth in the Plan shall continue to be applied with respect to the Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan.

      7. (a) Except as otherwise provided in the Employment Agreement, if the Optionee's employment with the Company or any Subsidiary shall terminate, then the terms and provisions of Section 8 of the Plan shall govern any Options held by the Optionee.

            (b) Except as otherwise provided in the Employment Agreement, upon a Change of Control, the Time Vesting Option shall vest in its entirety and become immediately exercisable and, if the Implied Equity Value as of the June 30 immediately preceding the Change of Control was achieved, the Performance Vesting Option shall vest in its entirety and become immediately exercisable.

      8. This Option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

      9. The Optionee shall, as a condition precedent to the exercise of this Option and his receipt of Shares, execute an instrument agreeing to be bound by the Investors' Agreement or, at the election of the Company, a counterpart of the Investors' Agreement.

      10. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder. The Optionee acknowledges that he has received and reviewed a copy of the Plan.

      11. Optionee acknowledges that any powers, rights or responsibilities of the Board and/or the Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.


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      12. All notices hereunder to the party shall be delivered or mailed to the following addresses:

            If to the Company:

            DecisionOne Holding Corp.
            c/o DLJ Merchant Banking Partners II, L.P.
            277 Park Avenue
            New York, New York  10172
            Attention: Peter T. Grauer
            Fax: (212) 892-7272

            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention: George R. Bason, Jr.
            Fax:  (212) 450-4800

            If to the Optionee:

            To the person and at the address specified on the signature page.

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

      13. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.


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      14. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

      15. This Option Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                    DECISIONONE HOLDINGS CORP.


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:

                                    OPTIONEE:


                                    ------------------------------
                                    Name:
                                    Address:


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

                                [LETTERHEAD PEB]

Mr. James Clingham
Vice President
David Sarnoff Research Center
CN 5300
Princeton, NJ 08543-5300                                       November 30, 1992

Dear Jim,

In accordance with the terms of PEB's July 1, 1992 letter to Sarnoff, the terms of the letter agreement of July 9, 1992 from Sarnoff to PEB, and the Research Agreement dated November 1, 1990 between PEB and Sarnoff, as amended, PEB confirms that Sarnoff is authorized to complete Phase II of that program on the agreed fixed price basis.

PEB also confirms that it will pay Sarnoff $2,000,000, less applicable credit for prior payments in accordance with the above agreements, uponthe delivery of the first unit which meets the agreed upon specifications hereto attached.

Very truly yours,


/s/ Brown F Williams
Brown F Williams
President

cc. James E. Carnes

Encls.(Specifications)
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        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
        1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                     SUBORDINATED PROMISSORY NOTE DUE 2010

$59,100,000.00                                                    AUGUST 7, 1997
                                                              New York, New York

        DECISIONONE HOLDINGS CORP., a Delaware corporation (the "BORROWER"), for value received, hereby promises to pay, in lawful money of the United States in immediately available funds, to DecisionOne Corporation, a Delaware corporation, or its registered assigns (the "HOLDER"), at 50 East Swedesford Road, Frazer, Pennsylvania 19355, or such other place as the Holder may designate from time to time, on August 31, 2010, the principal sum of Fiftynine Million One Hundred Thousand Dollars (the "PRINCIPAL AMOUNT"). Interest (computed on the basis of a 360-day year of twelve 30-day months) will be paid in cash or accrued at the rate of 8.25% per annum on the Principal Amount from time to time remaining unpaid hereon, semi-annually on November 30 and May 31 of each year (commencing on November 30, 1997) until said Principal Amount shall be paid in full.

        The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

        This Note and the indebtedness evidenced hereby is subordinated to the prior payment in full of all other indebtedness for borrowed money of the Borrower (but not trade payables arising in the ordinary course of business), whether currently existing or hereinafter incurred (any such indebtedness, the "SENIOR DEBT"). No payment of principal, interest or other amounts in respect of the indebtedness evidenced hereby shall be made at any time at which there exists any default or event of default in respect of any Senior Debt. Upon any dissolution, winding up, liquidation or reorganization of the Borrower, all principal, interest and other amounts payable in respect of any Senior Debt shall be paid in full before any payment is made in respect of the indebtedness evidenced hereby. In the event that any payment shall be made in respect of the

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indebtedness evidenced hereby in contravention of the terms hereof, such payment shall be held in trust by the recipients thereof for the benefit of, and shall be paid forthwith over and delivered to, the holders of the Senior Debt for application pro rata to the payment of all Senior Debt to the extent necessary to pay such Senior Debt in full.

        Subject to the foregoing, the Borrower may, at its option, pay the Principal Amount in whole at any time without the Holder's prior demand, and upon final payment in full of the Principal Amount and any accrued interest thereon, this Note shall immediately be deemed cancelled and of no further force or effect without any further action on the part of the Borrower.

        This Note is registered on the books of the Borrower and is transferable only by surrender hereof at the principal office of the Borrower duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the Holder.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE INTERNAL LAWS (AND NOT THE CONFLICTS LAWS) OF THE STATE OF NEW YORK.

                                          DECISIONONE HOLDINGS CORP.

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:



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